[FRONT COVER OF PROXY]

                                SCI SYSTEMS, INC.


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD OCTOBER 22, 1999



To the Shareholders of SCI Systems, Inc.:

     Notice is hereby given that the 1999 Annual Meeting of Shareholders of SCI Systems, Inc., a Delaware corporation, will be held at 10:00 A.M., Eastern Daylight Savings Time, on Friday, October 22, 1999, at The Ritz-Carlton Hotel (Buckhead), 3434 Peachtree Street, N.E., Atlanta, Georgia 30326 (the Meeting), for the following purposes:

     (1) to elect two Class III Directors to serve for a term of three years;

     (2) to act upon a proposal to ratify the selection of Ernst & Young LLP as the Company's independent auditor or the fiscal year ending
         June 30, 2000; and

     (3) to transact such other business as may properly come before the Meeting and any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on September 13, 1999, as the Record Date for the determination of shareholders entitled to notice of and to vote at such Meeting and any adjournment or postponement thereof.

     It is important that your shares be represented and voted at the Meeting. Accordingly, you are requested to please date, sign, and mail the enclosed proxy as promptly as possible. Thank you for your cooperation.

                                 By order of the Board of Directors,

                                 /s/ Michael. M. Sullivan
                                     Michael M. Sullivan
                                     Secretary

Huntsville, Alabama
September 30, 1999



Please sign, date, and promptly mail the enclosed white proxy card in the postage paid envelope provided.

[PAGE 1 OF PROXY STATMENT]
                                SCI SYSTEMS, INC.
                         c/o SCI Systems (Alabama), Inc.
                                  P.O. Box 100
                            Huntsville, Alabama 35807

                                 PROXY STATEMENT

     This Statement is furnished in connection with the solicitation by the Board of Directors of SCI Systems, Inc. (the "Board" and the "Company") of proxies to be voted at the Annual Meeting of Shareholders of the Company to be held at 10:00 A.M., Eastern Daylight Savings Time, on Friday, October 22, 1999, at The Ritz-Carlton Hotel (Buckhead), 3434 Peachtree Street, N.E., Atlanta, Georgia 30326 and at any and all adjournments or postponements of the meeting (the "Meeting"). Enclosed is a proxy card for you to vote your shares. If the enclosed form of proxy is executed, returned in time, and not revoked, it will be voted in accordance with the specifications, if any, made by the shareholder. If specifications are not made, the proxy will be voted (i) for election of the director nominees named herein, and (ii) for ratification of the selection of Ernst & Young LLP as the Company's independent auditor as described in this Proxy Statement. If other matters are properly presented at the Meeting, it is the intention of the persons designated as proxies to vote on them in accordance with their best judgment.
     Shareholders who execute proxies may revoke them at any time before they are voted at the Meeting by filing with the Secretary of the Company either an instrument revoking the proxy, or a duly executed proxy bearing a later date. Proxies also may be revoked by any shareholder present at the Meeting who expresses a desire to vote his or her shares in person.
     A majority of the shareholders entitled to vote must be present at the Meeting in person, or represented by proxy, to constitute a quorum and act upon the proposed business. Failure of a quorum to be represented at the Meeting will require adjournment and will subject the Company to additional expense. When a quorum is present an affirmative vote of a majority of the number of shares of stock present, or represented by proxy, at the Meeting and entitled to vote shall decide any question brought before the Meeting, unless a different vote is otherwise required. However, directors shall be elected by an affirmative vote of a plurality of the shares present in person, or represented by proxy at the Meeting, and entitled to vote on the election of directors. Abstentions will have the effect of negative votes with respect to any matter presented at the Meeting, other than election of directors. Broker non-votes will have no effect on any other matter presented. If authority to vote for one or more of the director nominees is withheld on a proxy card, no vote will be cast with respect to the shares indicated on that proxy card and the outcome of the election will not be affected.

     The Notice of the Meeting, this Proxy Statement, and the form of proxy were first mailed to shareholders on or about September 30, 1999.

                               VOTING SECURITIES

     At the close of business on September 13, 1999, the record date for determining shareholders entitled to notice and to vote at the Meeting, there were outstanding 72,154,437 shares of Common Stock. Each share is entitled to one vote.


     The following table sets forth certain information concerning each person known to the Board to be a beneficial owner of more than five percent of the outstanding shares of Common Stock as of December 31, 1998 (the ownership of the directors and executive officers of the Company being included elsewhere herein).


Name and Address                                 Amount Beneficially     Percent of
of Beneficial Owner                                    Owned               Class(1)
-------------------------------------------------------------------------------------
FMR Corporation                                     9,008,850(2)           15.00%(2)
82 Devonshire Street, Boston, MA 02109-3614

T. Rowe Price Associates, in                        7,678,600(3)           12.70%(3)
T. Rowe Price Science and Technology Fund, Inc.
100 East Pratt Street, Baltimore, MD 21202

AMVESCAP PLC                                        3,341,310(4)           5.56%(4)
1315 Peachtree Street, N.E.
Atlanta, GA 30309

Capital Research and Management Company             3,133,830(5)           5.20%(5)
333 South Hope Street
Los Angeles, CA 90071

[PAGE 2 OF PROXY STATMENT]

(1)   Stated as a percentage of shares outstanding on December 31, 1998.
(2) Accoring to Schedule 13G dated February 1, 1999 filed pursuant to the Securities Exchange Act of 1934 (Exchange Act)
(3) According to a Schedule 13G dated May 10, 1999, filed pursuant to the Exchange Act.
(4) According to a Schedule 13G dated February 8, 1999 filed pursuant to the Exchange Act.
(5) According to Schedule 13G dated February 8, 1999 filed pursuant to the Exchange Act.


Ownership of Equity Securities in the Company
     The following table sets forth information regarding beneficial ownership of Common Stock by each director, the Company's five most highly compensated officers, and the directors and executive officers of the Company as a group as of September 13, 1999.


                      Aggregate Number of Shares          Percentage of
Name                      Beneficially Owned            Outstanding Shares
-------------------------------------------------------------------------------
Olin B. King               2,932,877 (1)                      4.1%
A. Eugene Sapp, Jr           458,871 (2)                       *
David F. Jenkins             167,520 (3)                       *
Peter M. Scheffler            60,921 (4)                       *
Michael H. Missios            54,849 (4)                       *
Howard H. Callaway            44,088 (5)                       *
G. Robert Tod                 14,183 (6)                       *
William E. Fruhan             14,320 (7)                       *
Jackie M. Ward                11,576 (8)                       *
Wayne Shortridge               9,874 (9)                       *
All Directors and Executive
Officers as a group
(18 persons)                4,179,909(10)                     5.7%


* Indicates less than 1% of issued and outstanding shares of Common Stock.

(1) Includes 833,500 shares not presently owned by Mr. King but which are subject to stock options exercisable within 60 days after September 13, 1999.

(2) Includes 334,000 shares not presently owned by Mr. Sapp but which are subject to stock options exercisable within 60 days after September 13, 1999, and 83,232 owned of record by the Eugene and Patricia Sapp
    Charitable Remainder Unitrust.

(3) Includes 157,000 shares not presently owned by Mr. Jenkins but which are subject to stock options exercisable within 60 days after September
    13, 1999, and 6,000 shares owned of record by the David and Christina Jenkins Family Trust.

(4) Includes 54,200 and 54,400 shares not presently owned by Messrs. Scheffler and Missios, respectively, but which are subject to stock options exercisable within 60 days after September 13, 1999.

(5) Includes 2,000 shares owned by Mr. Callaway's spouse, 6,800 shares owned of record by the Howard H. Callaway Foundation, Inc., 1,940 shares not presently owned by Mr. Callaway but which are subject to stock options exercisable within 60 days after September 13, 1999, and 5,248 shares owned through the Company's Directors' Deferred Compensation Plan. Mr. Callaway is an officer and Trustee of the Foundation and, as such, shares voting and investment powers with respect to the shares owned by the Foundation. Nothing in this paragraph should be construed as an admission by Mr. Callaway of beneficial ownership of the shares owned by his spouse.

(6) Includes 6,143 shares owned by Mr. Tod through the Company's Directors' Deferred Compensation Plan.

(7) Includes 6,320 shares owned by Mr. Fruhan through the Companys Directors' Deferred Compensation Plan.

(8) Includes 6,406 shares owned by Ms. Ward through the Company's Directors' Deferred Compensation Plan.

(9) Includes 6,874 shares owned by Mr. Shortridge through the Company's Directors' Deferred Compensation Plan.

(10)Includes 1,828,100 shares not presently owned by directors or executive officers but which are subject to stock options exercisable within 60 days of September 13, 1999, and 36,344 shares owned by directors through the Directors' Deferred Compensation Plan.

[PAGE 3 OF PROXY STATMENT]
                   PROPOSAL 1 - ELECTION OF DIRECTORS

Nominees for Board of Directors
     In  accordance   with  the  Company's   Second   Restated   Certificate  of
Incorporation, the Board is divided into three classes with each class consisting of, as nearly as possible, one third of the total number of directors fixed by the Board. The Company's Bylaws provide that the number of directors shall be not less than three (3) and not more than eleven (11), and that the exact size of the Board may be fixed from time to time by the Board. The Board has currently fixed the number of directors at seven, with two directors in Class I, three in Class II, and two in Class III. Board members serve three-year terms which are staggered to provide for election of one director class each year. Class III directors are to be elected at the Meeting.

     The Board has nominated and proposes A. Eugene Sapp, Jr. and G. Robert Tod for re-election as Class III directors, and requests Shareholder approval of the nominees. It is intended that the proxies will be voted for the re-election of the two nominees to serve as directors of the Company for a term of three years and until their respective successors are elected and qualified. The proxies cannot be voted for a greater number of persons than the number of nominees named herein. In the event any of the nominees refuses or is unable to serve as a director (which is not now anticipated), the persons acting as proxies reserve full discretion to vote for such other persons as may be nominated.

Information About Director Nominees and Continuing Directors
     Based upon information supplied by them, the table below sets forth for each director nominee and continuing director their name, age, positions with the Company, principal occupation, and business experience for the last five years, and prior service as a director of the Company.

                              Positions with the Company                                 Director
Name and Age                  And Principal Occupation                                   Since
--------------------------------------------------------------------------------------------------
Class III Directors
(Term expiring in 2002)
-----------------------
G. Robert Tod (2) (3)         Formerly, Vice Chairman, CML Group, Inc., Acton, MA,         1981
(60)                          a specialty marketing company, 1969 to 1998; retired.

A.Eugene Sapp, Jr.(1)(4)      President and Chief Executive Officer, SCI Systems, Inc.     1981
(63)

Class II  Directors
(Term expiring in 2001)
-----------------------
Jackie M. Ward (1) (2)        Chief Executive Officer, Computer Generation Incorporated,   1992
(61)                          Atlanta, GA, a provider of turn-key telecommunication
                              systems products and data processing services to U.S. and
                              international markets, 1968 to present.

Wayne Shortridge (1)(4)       Partner, Paul, Hastings, Janofsky & Walker LLP,              1992
(61)                          Atlanta, GA, 1994 to present; Partner, Powell, Goldstein,
                              Frazer & Murphy, Atlanta, GA, 1968 to 1994.

William E. Fruhan (1)(3)      The George E. Bates Professorship, Harvard University        1992
(56)                          Graduate School of Business, Boston, MA, 1979 to present.

Class I Director Nominees
(Term expiring in 2000)
-----------------------
Olin B. King (4)              Chairman of the Board, SCI Systems, Inc.                     1961
(65)

Howard H. Callaway (2)(3)     Chief Executive Officer, Crested Butte Mountain              1976
(72)                          Resort, Inc., Crested Butte,CO, a resort complex,
                              since 1979 to present; Chairman, Callaway Gardens
                              Resort, Inc., Pine Mountain, GA, a resort complex,
                              since January 1994 to present.

(1) Member of the Investment Committee
(2) Member of the Compensation Committee
(3) Member of the Audit Committee
(4) Member of the Executive Committee

[PAGE 4 OF PROXY STATMENT]

     Certain of the continuing directors and director nominees also serve as directors of other publicly held companies as follows: Mr. Callaway, CML Group, Inc.; Mr. King, Regions Financial Corporation; Mr. Sapp, VBand Corporation and Artesyn Technologies; Mr. Tod, EG&G, Inc., and UST Corp.; and Ms. Ward, TRIGON Blue Cross Blue Shield, Bank of America, Equifax, Inc., and Matria Healthcare, Inc.

Meetings and Committees
     The Board has standing Executive, Investment, Compensation, and Audit Committees. The Board does not have a standing Nominating Committee as the Executive Committee acts as such.
     During fiscal year 1999 the Board met seven times; the Executive Committee seven times; the Investment Committee four times; the Compensation Committee three times; and the Audit Committee one time. All Board members attended 75% or more of Board and Committee meetings during the year.
     Consisting entirely of outside directors, the Audit Committee is responsible for reviewing the Company's financial statements, evaluating the Company's internal financial controls and procedures, and coordinating and approving the activities of the Company's auditors.
     Consisting entirely of outside directors, the Compensation Committee is responsible for setting compensation guidelines for executives of the Company, establishing their salaries, reviewing and approving incentive compensation plans and bonus awards, and reporting all of the foregoing to the outside members of the Board for approval.
     The Executive Committee functions with substantially all of the powers and duties of the Board; however, the Committee does not have authority to approve mergers, amend the Certificate of Incorporation or Bylaws, or dispose of all or substantially all of the Company's assets. The Executive Committee also functions as the nominating committee of the Company and will consider proposed directorship nominations if recommended by shareholders in writing to the Secretary of the Company.
     The Investment Committee is responsible for reviewing the investment funds of the Company and of each employee benefit trust established by the Company and for directing the investment funds of the Company's Supplemental Retirement Plan.
     During fiscal 1999 the six outside directors were paid an annual fee of $40,000 plus $1,000 per Board meeting attended and $500 per committee meeting attended, except that Mr. Shortridge was paid the greater of $1,000 or $300 per hour for each Executive Committee Meeting attended.
     In 1995 the Company adopted a Directors' Deferred Compensation Plan pursuant to which outside Directors may elect in advance to defer all or part of their Director's fees in return for stock equivalent rights equal to the number of shares of Common Stock which he or she could have purchased at the full market price with the deferred fees. If a Director elects to defer 100% of his or her fees earned during an entire year, the Director will also be entitled to additional stock equivalent rights at the full market price equal to 40% of the deferred fees. The deferred fees and any additional earned stock equivalent rights are contributed by the Company to a "rabbi trust" which purchases Common Stock in the open market as the Directors' fees are deferred and holds the Common Stock in the name of the Director participant. On termination of a Director's service from the Board for any reason, all stock equivalent rights earned by the Director pursuant to the Plan will be paid out to him or her by the trust in Common Stock held in his or her name. The Directors' Deferred Compensation Plan effectively replaced the directors' stock option feature of the Company's 1994 Stock Option Incentive Plan (the "1994 Plan").
     All outside Directors elected to defer receipt of 100% of their Board fees for fiscal year 1999 pursuant to the Directors' Deferred Compensation Plan. No director exercised stock options during the year.

The Board of Directors recommends a vote "FOR" the re-election of the director nominees named above.

       PROPOSAL 2-RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

     Ernst & Young LLP has served as independent auditor for the Company since 1961 and has been selected by the Board of Directors to audit the books and records of the Company for the fiscal year ending June 30, 2000. The Board of Directors proposes that its selection of Ernst & Young LLP as the Company's independent auditor be ratified by shareholders at the Meeting. If the shareholders do not ratify this selection, the selection of another firm will be considered by the Board. The Audit Committee of the Board is of the opinion that the retention of the services of Ernst & Young LLP is in the best interests of the Company. A representative of Ernst & Young LLP is expected to be present at the Meeting to respond to appropriate questions and to make a statement if he or she so desires.

The Board of Directors recommends a vote "FOR" ratification of Ernst&Young LLP as Auditor for fiscal year 2000.

                               EXECUTIVE OFFICERS

     Officers of the Company are elected by the Board annually and serve at the pleasure of the Board. Information concerning certain of the executive officers of the Company is required by Securities and Exchange Commission Regulations to be disclosed in this Proxy Statement and is contained in the following Summary Compensation Table and other tables set forth in this Proxy Statement.
     Messrs. Olin B. King and A. Eugene Sapp, Jr. are officers of SCI Systems, Inc. and/or of one or more of its subsidiaries; all other executive officers are officers of one or more Company subsidiaries.

[PAGE 5 OF PROXY STATMENT]
     Messrs. O. King and Sapp have held various positions with the Company since 1961 and 1962, respectively, and have been Chairman and CEO, and President and COO, respectively, since prior to 1990 and through June 30, 1999. On July 1, 1999, Mr. O. King relinquished the title of CEO (remaining as Chairman) and was succeeded as such by Mr. Sapp.
     Mr. David F. Jenkins, age 62, joined the Company in 1990 as Vice President. He was promoted to Senior Vice President, Western Division, in 1991 and continues in that position.
     Mr. Jerry F. Thomas, age 58, has held various positions with the Company since 1963. In September 1993 he was promoted to Senior Vice President, Central Region. In 1997 he was appointed Senior Vice President of the newly formed Computer Systems Division, and in April 1998 to Senior Vice President of the newly formed Technology Division, the position he currently holds.
     Mr. Peter M. Scheffler, age 48, joined the Company as Senior Vice President, Asian Division, in January 1994. From June 1993 to January 1994 Mr. Scheffler was Senior Director of Worldwide Manufacturing for Apple Computer, Inc. In July 1998 Mr. Scheffler was appointed Senior Vice President and Assistant to the President.
     Mr. George J. King, age 43, has held various positions with the Company since 1978. In 1992 he was elected Vice President and in 1997 was promoted to Senior Vice President of the Southeastern Division and continues in that position. Mr. King is the son of Olin B. King, Chairman of the Company.
     Mr. Charles N. Parks, age 43, joined the Company in 1988 as Vice President. In 1997 he was promoted to Senior Vice President of the Mexican Division and continues in that position.
     Mr. LeRoy H. Mackedanz, age 56, joined the Company in 1987. In 1989 he was elected Vice President and in 1997 was promoted to Senior Vice President of the Northeastern Division, and currently holds that position.
     Mr. W. David Rees, age 53, joined the Company in 1991 as a Program Manager and was promoted to European Marketing Manager in 1994. He was elected Vice President, Business Development, European Division, in 1996 and to Senior Vice President, European Division, in January 1998, the position he currently holds.
     Mr. Michael H. Missios, age 57, joined the Company in 1990 as Vice President, Peripherals and in April 1997 was promoted to First Vice President. In January 1998 he was promoted to Senior Vice President of the newly formed PC Division A, his current position.
     Mr. C. T. Chua, age 52, joined the Company in 1993 as Vice President. He was promoted to First Vice President in 1998 and to Senior Vice President, Asian Division in July 1999.

                             EXECUTIVE COMPENSATION

     SEC regulations require that the Company provide Shareholders the following
general  information   regarding  its   executive   compensation  and  detailed
information regarding compensation given to the Company's five most highly paid officers.
                           Summary Compensation Table
     The following table summarizes compensation given to the Company's five most highly compensated officers during the last three fiscal years:

                                                                                                   Long Term
                                                          Annual Compensation                      Compensation
                                            ------------------------------------------------       ------------
  Name and                                                                        Total            Securities          All Other
  Principal                                                                      Annual            Underlying        Compensation
  Position                      Year        Salary ($)      Bonus ($)(a)    Compensation ($)       Options (#)            ($)
  --------                      ----        ----------      ------------    ----------------       -----------       ------------
  Olin B. King,                 1999         763,665        1,378,480          2,142,145             90,000           27,492(b)
  Chairman & CEO                1998         707,108        1,450,854          2,157,962            100,000           25,456(b)
                                1997         599,442        1,127,130          1,726,572            100,000           21,580(b)

  A. Eugene Sapp, Jr.,          1999         502,012          896,012          1,398,024             60,000           18,072(b)
  President & COO               1998         476,369          943,055          1,419,424             70,000           17,044(b)
                                1997         436,919          732,635          1,169,554             75,000           15,729(b)

  Peter M. Scheffler,           1999         246,820          188,375            435,195             30,000            4,469(b)
  Senior Vice President, and    1998         226,617           83,246            309,863             25,000          266,095(c)
  Assistant to the President    1997         208,908           57,298            266,278             24,000          308,891(c)

  David F. Jenkins,             1999         251,250          174,175            425,425             20,000            5,917(b)
  Senior Vice President,        1998         234,070          192,048            426,118             25,000            6,476(b)
  Western Division              1997         216,604          191,201            407,805             30,000            5,198(b)

  Michael H. Missios,           1999         201,365          173,706            346,456             20,000            4,832(b)
  Senior Vice President,        1998         174,639          185,000            359,639             15,000            4,177(b)
  PC Division A                 1997         152,685          154,600            307,285             18,000            3,664(b)

[PAGE 6 OF PROXY STATMENT]

(a) The 1999 bonus is an estimate of the amount payable when final accounting is completed and approved by the Board of Directors.
(b) Amounts represent the Company's contributions to the Company's 401(k) and Deferred Compensation Plans, which Plans are available to all eligible employees.
(c) Amounts represent contributions of $2,874 in 1998 and $3,760 in 1997 to the Company's 401(k) and Deferred Compensation Plans, with the remainder representing foreign living and car allowances.


                     Stock Option Grants in Last Fiscal Year
     Prior to October 28,1994, the Company granted stock options to executive officers and other key employees pursuant to its Incentive Stock Option and NonQualified Stock Option Plans, and after October 28, 1994, pursuant to the Company's 1994 Stock Option Incentive Plan ("the 1994 Plan"). The Company does not grant Stock Appreciation Rights (SARs). The following table sets forth information regarding stock options granted to the Company's five most highly compensated officers during fiscal year 1999 under the 1994 Plan.

                                                                                                         Potential Realizable
                              Number of                                                                    Value at Assumed
                             Securities           % of Total                                            Annual Rates of Stock
                             Underlying       Options Granted to                                        Price Appreciation for
                               Options           Employees in       Exercise or Base      Expiration        Option Term
  Name                       Granted (#)          Fiscal Year         Price ($/SH)           Date          5% ($)       10% ($)
  ----                       -----------         -------------        ------------        ----------    ---------     ---------
  Olin B. King                  90,000              12.21                33.4375           10/23/08     1,892,580     4,796,169
  A. Eugene Sapp, Jr.           60,000               8.14                33.4375           10/23/08     1,261,720     3,197,446
  Peter M. Scheffler            30,000               4.07                33.4375           10/23/08       630,850     1,598,723
  David F. Jenkins              20,000               2.71                33.4375           10/23/08       420,573     1,065,815
  Michael H. Missios            20,000               2.71                33.4375           10/23/08       420,573     1,065,815

     The assumed annual rates of appreciation of five and ten percent would result in the price of the Company's common stock increasing by $21.02 and $53.29, respectively, by the end of the option term.

           Aggregated Option Exercises in Fiscal Year 1999 and Fiscal
                             Year-End Option Values
     The following table summarizes options exercised by the Company's five most highly compensated officers during fiscal year 1999 and presents the value of unexercised options held by them at fiscal year end under all stock option
Plans:

                                                                  Number of
                                                            Securities Underlying          Value of Unexercised
                              Shares                          Unexercised Options          In-the-Money Options
                             Acquired         Value         at Fiscal Year End (#)        At Fiscal Year End ($)
   Name                    on Exercise (#)  Realized($)   Exercisable   Unexercisable   Exercisable   Unexercisable
   ----                    ---------------  -----------   -----------   -------------   -----------   -------------
   Olin B. King                   -0-             -0-        757,500       190,000        27,634,688    2,527,500
   A. Eugene Sapp, Jr.            -0-             -0-        282,000       130,000         8,495,500    1,717,875
   Peter M. Scheffler          24,000         496,600         33,600        53,400         1,162,000      715,463
   David F. Jenkins               -0-             -0-        136,400        48,600         4,416,200      681,862
   Michael H. Missios          25,000       1,135,670         40,600        35,400           955,338      493,538

                          Supplemental Retirement Plan
     The Company's Supplemental Retirement Plan ("SRP") is a noncontributory, defined benefit pension plan which provides fixed benefits to members upon their retirement, death, or termination of employment after at least 5 years of service with the Company or its subsidiaries. The SRP is sponsored by SCI
Systems (Alabama), Inc. ("Plan Sponsor"), a wholly owned subsidiary of the Company.
     All employees of the Plan Sponsor and its participating affiliates are eligible to participate in the SRP. The SRP provides for a benefit accrual each year for up to 35 years equal to 1% of employee compensation in excess of $10,000 and, as of January 1, 1989, 1/2% of the first $10,000. Employee compensation covered by the SRP is the total compensation that would be subject to Social Security taxes as actually paid to the employee during a calendar year, but excluding supplemental compensation awards, subject to a limitation beginning January 1, 1989. Compensation deferred by participants under the Deferred Compensation Plan is not included as part of the employee covered compensation in the year of deferral.
     Based on past years' compensation covered by the SRP, and assuming normal retirement age and a 5.5% annual increase in covered compensation from calendar year 1999 until retirement, estimated annual benefits payable upon retirement to the Company's five most highly

[PAGE 7 OF PROXY STATMENT]
compensated officers are as follows: Mr. O. King, $39,801; Mr. Sapp, $35,302; Mr. Jenkins, $18,282; Mr. Missios, $25,148 and for Mr. Scheffler, $41,779. These estimated benefits are subject to the Internal Revenue Code of 1986 (the "Code") paragraph 415 maximum benefit limitations. These benefits do not reflect the maximum limitation on includable employee compensation under Code paragrph 401(a)(17) effective for plan years beginning in 1989. The maximum limitation in 1999 is $160,000, subject to cost of living increases as prescribed by the Secretary of the Treasury.

             Compensation Committee Report on Executive Compensation
     The Compensation Committee of the Company's Board of Directors (the "Committee") consists of three Directors who are neither employees nor officers of the Company. The Committee reviews the Company's executive compensation program and policies each year and determines the compensation of the officers. The Committee's recommendations of compensation for the Chief Executive Officer and the other officers are reviewed with and approved by all the nonemployee directors, who constitute a majority of the Board.
     The Committee's overall policy regarding compensation of the Company's officers is to provide competitive salary levels and compensation incentives that attract and retain individuals of outstanding ability; that recognize individual performance and the performance of the Company relative to the performance of other companies of comparable size and quality; and that support both the short-term and long-term goals of the Company.
     The executive compensation program includes three elements which, taken together, constitute a flexible and balanced method of establishing total compensation for management. These elements are base salary, annual incentive awards in the form of annual cash bonuses, and long-term incentive awards in the form of stock option grants.

     Base Salaries: The Committee annually reviews and establishes officer base salaries. Individual salaries are determined by the Committee's assessment of the individual's experience level, the scope and complexity of the position held, and the salaries being paid for similar positions in the industry based upon the Company's knowledge of competitive salaries in the marketplace.

     Annual Incentive Program: The goal of the annual incentive, or bonus, program is to place a significant portion of the officers' and senior managers' cash compensation at risk to encourage and reward a continued high level of performance each year. Individual incentive amounts are determined by the Committee generally based upon profitability of the individual's business unit and his or her organizational responsibility.
     The CEO and COO do not participate in the same annual incentive program as other Company officers. Annual incentive compensation for Messrs. O. King, Chairman and CEO, and Sapp, President and COO, is granted pursuant to the Company's Senior Executive Officer Annual Incentive Plan and is based upon the Company's annual profits. This incentive compensation has been set for several years at 1% of the Company's annual net income for Mr. O. King and .65% of annual net income for Mr. Sapp.

     Long-term Incentive Program: Stock options are the basis for the Company's long-term incentive program. The Company's stock option grants generally are made at market value at the date of grant and vest over a five year period. This program links officer compensation to long-term shareholder value and focuses management attention on Company performance over a period longer than one year. Stock options are also granted to encourage and facilitate personal stock ownership by the officers and thus strengthen their personal commitment to the Company and lengthen their perspective. The Committee's policy is to grant stock option awards annually, based both upon individual performance and the potential for the officer to contribute to the future success of the Company.

     The Committee believes that the three programs described above provide compensation that is competitive with the levels paid by major competitors in the industry; effectively links officer and shareholder interests through equity-based plans; and is structured to provide incentives that are consistent with the long-term investment horizons which characterize the business in which the Company is engaged. In this regard, the Committee draws shareholder attention to the Total Annual Compensation for Messrs. O. King and Sapp, CEO and COO, respectively, for the last several years during which their Total Annual Compensation generally followed overall Company performance.

     Chief Executive Officer Compensation: In determining Mr. King's base salary, annual bonus, and stock option grant in fiscal year 1999, the Committee considered the Company's overall performance and Mr. King's individual performance by the same methods described above for Company officer compensation. The Committee also considered compensation granted to chief executive officers of other companies in similar industries, as well as incentives for future performance.
     The Committee believes that Mr. King's total compensation as Chief Executive Officer appropriately reflects his performance and, in turn, that of the Company in fiscal year 1999. Company results and Mr. King's individual performance during the year continued to be excellent.

[PAGE 8 OF PROXY STATMENT]

     The Committee does not believe that the compensation of any Company officer is likely to exceed the nonperformance based $1 million threshold limit of
Section 162 (m) of the Internal Revenue Code.
  Submitted by the Compensation Committee of the Company's Board of Directors:

                      Howard H. Callaway, Chairman
               G. Robert Tod                     Jackie M. Ward



                                Performance Graph
     The following graph sets forth a comparison of the cumulative total Company shareholder return with those of the Dow Jones Industrial Average ("DJIA") and the Computer Hardware Subsector of the Hambrecht & Quist Technology Index ("H&Q Comp Hdw"). Total shareholder return was determined by converting the closing price of a share of SCI Common Stock ("SCI") at the beginning of the measurement period (June 30, 1994) to a base amount ($100.00). Cumulative return for each subsequent quarter-end (assuming reinvestment of all dividends into additional shares) was measured as a change from the closing price at the beginning of the measurement period and plotted. The graph assumes $100.00 was invested on June 30, 1994 in the Company's Common Stock, in the DJIA, and in the H&Q Comp Hdw companies.

                       Comparative Five-Year Total Returns
     SCI Systems, Inc., Dow Jones Industrial Average, and Hambrecht & Quist
                           ComputerHardware Subsector
                      (Normalized) Stock Performance Graph

    DATES       SCI Systems,Inc         H&Q Computer          Dow Jones
                                         Hardware         Industrial Average
    Jun-94           100.00                100.00              100.00
    Sep-94           139.67                119.18              107.81
    Dec-94           119.01                136.23              105.78
    Mar-95           123.55                140.31              114.70
    Jun-95           165.29                175.66              125.69
    Sep-95           228.10                189.77              132.11
    Dec-95           204.96                196.11              141.16
    Mar-96           242.15                192.42              154.13
    Jun-96           268.60                206.70              155.99
    Sep-96           371.90                229.58              162.27
    Dec-96           295.04                260.00              177.88
    Mar-97           334.71                268.92              181.61
    Jun-97           421.49                316.71              211.66
    Sep-97           655.37                443.84              219.18
    Dec-97           576.03                353.96              218.16
    Mar-98           471.07                419.52              242.75
    Jun-98           499.17                449.22              246.95
    Sep-98           356.20                495.45              216.35
    Dec-98           763.64                680.08              253.28
    Mar-99           391.74                707.62              269.96
    Jun-99           626.45                763.43              302.64




      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange and to furnish the Company with copies of all Section 16(a) forms they file.
     Based solely on transactions reported to the Company and review of the copies of such forms and any amendments thereto furnished to the Company, or written representations that no forms were required, the Company believes that during the year ended June 30, 1999, all Section 16(a) filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were met, with the exception of Charles N. Parks who filed a Form 4 regarding a purchase of Company stock three months late.

                                     GENERAL

     Any Shareholder of the Company wishing to submit a proposal at the Company's year 2000 annual meeting of Shareholders, and desiring the proposal be considered for inclusion in the Company's proxy materials, should provide a written copy of the proposal to the


[PAGE 9 OF PROXY STATMENT]
management of the Company at its principal executive office, attention Corporate Secretary, not later than June 3, 2000, and should otherwise comply with the rules of the Securities and Exchange Commission relating to Shareholder proposals. Proxies solicited by the Company for its year 2000 annual meeting will grant discretionary authority to the Proxies to vote or not vote on any Shareholder proposal if the Company has not received notice of the proposal by August 17, 2000. The cost of preparing and mailing the proxies, the accompanying notices and Proxy Statements, and all costs in connection with solicitation of proxies will be paid by the Company. In addition to solicitation by use of the mail, certain directors, officers and regular employees of the Company may solicit the return of proxies by telephone, telegram or other electronic methods, or personal interview without additional compensation. The Company has also retained D.F. King & Co., Inc. to provide routine advice and services for proxy solicitation for an annual fee of $3,000.00. The Company may request brokerage houses and custodians, nominees, and fiduciaries to forward soliciting material to their principals, the beneficial owners of Common Stock of the Company, and will reimburse them for their reasonable out-of-pocket expenses.
     Management does not know of any other matters to be presented at the Meeting for action by shareholders. However, if any other matters requiring a vote of the shareholders arise at the Meeting, it is intended that votes will be cast pursuant to the proxies with respect to such matters in accordance with the best judgment of the persons acting under the proxies.
     If you cannot be present in person, you are requested to please date, sign and mail the enclosed proxy card promptly. An envelope has been provided for that purpose. No postage is required if mailed in the U.S.

                                      By Order of the Board of Directors.

                                      /s/Michael M. Sullivan
  Huntsville, Alabama                    Michael M. Sullivan
  September 30, 1999                     Secretary

    PLEASE DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE This Proxy, when properly executed, will be voted in accordance with the directions given by the undersigned shareholder. If no direction is made, it will be voted in favor of Proposals 1 and 2 and will be voted on any discretionary matters in accordance with the best judgement and discretion of the Proxies.
                                        Dated:_____________________, 1999

                                        _________________________________
                                        Signature


                                        _________________________________
                                        Additional Signature, if held jointly

     Please sign exactly as your name(s) appears hereon. If your shares are held jointly, each shareholder named should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If the signatory is a corporation, please sign the full corporate name by a duly authorized officer.

                               SCI SYSTEMS, INC.
   This Proxy is solicited on behalf of the Board of Directors of the Company
     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated September 30, 1999, and does hereby appoint Olin B. King and A. Eugene Sapp, Jr., and either of them, with full power of substitution, as proxy or proxies of the undersigned to represent the undersigned and to vote all shares of SCI Systems, Inc. Common Stock (par value $0.10) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of SCI Systems, Inc. to be held at The Ritz-Carlton Hotel (Buckhead), 3434 Peachtree Street, N.E., Atlanta, Georgia 30326 at 10:00 a.m., Eastern Daylight Savings Time, on October 22, 1999, and at any adjournment or postponement thereof, upon the following matters as specified:

1.  Election of Class III Directors
    |_| FOR all nominees listed below (except as marked to the contrary below)
       |_|  WITHHOLD AUTHORITY to vote for all nominees listed below

   A. Eugene Sapp,Jr.                        G. Robert Tod

 (INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided immediately below.)

   __________________________________________________________________________

2. Ratification of selection of Ernst & Young LLP as the Company's auditors for the fiscal year ending June 30, 2000.
   |_| FOR                |_| AGAINST                           |_| ABSTAIN

3. In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment or postponement thereof.

      This Proxy may be revoked at any time prior to the voting thereof.

 (PLEASE SPECIFY YOUR CHOICE ON EACH PROPOSAL, AND SIGN AND DATE THIS CARD ON
   THE REVERSE SIDE AND RETURN THIS CARD IN THE ENCLOSED ENVELOPE)